EXHIBIT 1.2

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

              PPLUS CLASS A 7.25% TRUST CERTIFICATES SERIES DCNA-1 PPLUS CLASS B 1.25% TRUST CERTIFICATES SERIES DCNA-1

                                 TERMS AGREEMENT


                                                                    May 25, 2004


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,200,000 PPLUS Class A 7.25% Trust Certificates Series DCNA-1 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 1,200,000 PPLUS Class B 1.25% Trust Certificates Series DCNA-1 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

         Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between you and the undersigned. Subject to the terms and conditions set forth below and subject to the terms of the Standard Purchase Agreement which terms are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:

Title: PPLUS Trust Certificates Series DCNA-1, offered in two classes (Class A Trust Certificates and Class B Trust Certificates)

Ratings:                           "BBB" from Standard & Poor's, and
                                   "A3" from Moody's

Amount:                            1,200,000 Class A Trust Certificates
                                   1,200,000 Class B Trust Certificates

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Class A Trust Certificate          Stated amount of $25.00 and integral
  Denominations:                   multiples thereof

Class B Trust Certificate          Notional principal amount of $25 and integral
  Denominations:                   multiples thereof

Currency of payment:               U.S. dollars

Distribution rate or formula:      Holders of Class A Trust Certificates will be
                                   entitled to distributions at 7.25% per annum through January 18, 2031, unless the Class A
                                   Trust Certificates are redeemed or called prior to such date.

                                   Holders of Class B Trust Certificates will be entitled to distributions at 1.25% per annum through January 18, 2031, unless the Class B Trust Certificates are redeemed or called prior to such date.

Cut-off Date:                      May 28, 2004

Distribution payment dates:        July 18 and January 18, commencing July 18,
                                   2004.

Regular record dates:              As long as the Underlying Securities are
                                   represented by one or more global
                                   certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a different record date is established for the Underlying Securities. If the Underlying Securities are no longer represented by one or more global certificated securities, the distribution payment date will be at least one Business
                                   Day prior to the relevant distribution
                                   payment dates.

Stated maturity date:              January 18, 2031

Sinking fund requirements:         None

Conversion provisions:             None

Listing requirements:              Class A listed on the New York Stock Exchange

Black-out provisions:              None

Fixed or Variable Price Offering:  Fixed Price Offering

Class A Trust Certificate
   Purchase Price:                 $25.00 per Class A Trust Certificate

Class B Trust Certificate
   Purchase Price:                 $3.325 per Class B Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location:         May 28, 2004, Shearman & Sterling LLP, 599
                                   Lexington Avenue, New York, NY

         Please accept this offer no later than 10:00 A.M. (New York City time) on May 25, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                  Very truly yours,

                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED



                                  By:    /s/ Michael F. Connor
                                      ----------------------------------
                                             Authorized Signatory



Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By:      /s/ Michael F. Connor
    -------------------------------------
    Name:    Michael F. Connor
    Title:   President




                        [TERMS AGREEMENT SIGNATURE PAGE]